As filed with the Securities and Exchange Commission on January 28, 2026

Registration No. 333-284934

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REVIUM Rx.

(Exact name of registrant as specified in its charter)

Nevada	2834	84-4516676
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Amir Avraham

Azrieli Business Center

89 Medinat Hayehudim

Herzliya, Israel

1 800 519-1687

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copies to:

David Aboudi, Esq.

Aboudi Legal Group PLLC

745 Fifth Avenue, Suite 500

New York, NY 10151

Telephone: (646) 898-2006

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Revium Rx is filing this Amendment No. 5 to its Registration Statement on Form S-1 (File No. 333-284934) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement and Item 16(a) of Part II of the Registration Statement (Exhibits Index) and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned in the city of Herzliya, Israel on January 28, 2026.

REVIUM RX.

By	/s/ Amir Avraham
Amir Avraham
Interim Chief Executive Officer
(Principal Executive Officer)

By	/s/ Arie Gordashnikov
Arie Gordashnikov
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Akunis, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amir Avraham	Chief Executive Officer (Principal Executive Officer)	January 28, 2026
Amir Avraham

/s/ Inna Martin	Chief Operating Officer, President, Secretary and Director	January 28, 2026
Inna Martin

/s/ Arie Gordashnikov	Chief Financial Officer and Treasurer	January 28, 2026
Arie Gordashnikov	(Principal Financial and Accounting Officer)

/s/ Bernard Bartal
Bernard Bartal	Chairman of the Board of Directors	January 28, 2026

/s/ Matti Munk
Matti Munk	Director	January 28, 2026

/s/ Yoram Drucker
Yoram Drucker	Director	January 28, 2026

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Stock Exchange Agreement by and among the Registrant, LipoVation and LipoVation’s shareholders dated November 14, 2023
3.1**	Certificate of Incorporation of the Registrant in the State of Delaware on January 24, 1997 as a Delaware corporation under the name “Fun Cosmetic, Inc.”
3.2**	Certificate of Amendment to the Certificate of Incorporation of the Registrant dated August 29, 2005, changing the name from Fun Cosmetic, Inc. to Grand Canal Entertainment, Inc.
3.3*	Certificate of Amendment to the Certificate of Incorporation of the Registrant dated October 14, 2008 changing the name of the Registrant from to Grand Canal Entertainment, Inc. to OC Beverages, Inc.
3.4*	Certificate of Amendment to the Certificate of Incorporation of the Registrant dated December 9, 2020 changing the name of the Registrant from OC Beverages, Inc. to Revium Recovery, Inc. and implementing a 1-for-500 reverse split of the Company’s Common Stock.
3.5 *	Articles of Incorporation of the Registrant in the State of Nevada
3.6*	Plan of Conversion of the Registrant, dated December 17, 2024
3.7*	Certificate of Conversion filed with the State of Delaware
3.8**	Articles of Conversion filed with the State of Nevada
3.9*	Bylaws of the Registrant in the State of Nevada
4.1*	Form of the IPO Warrants to be issued by the Company in this Offering
4.2*	Form of Investor Warrants issued by the Company in the First Private Placement Offering
4.3*	Form of Investor Warrants issued by the Company in the Second Private Placement Offering
5.1*	Opinion of Aboudi Legal Group PLLC
10.1*	License and Research Agreement between Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. and LipoVation, effective as of November 24, 2022 (Muprocin)
10.2*	First Amendment to the License and Research Agreement Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. and LipoVation, effective October 25, 2023 (Muprocin)
10.3*	Second Amendment to the License and Research Agreement Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. and LipoVation, effective October 25, 2023 (Muprocin)
10.4*	License and Research Agreement between Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. and LipoVation, effective as of November 24, 2022 (OV)
10.5*	First Amendment to the License and Research Agreement Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. and LipoVation, effective October 25, 2023 (OV)
10.6*	Research and Option Agreement effective as of October 25, 2023 (ARB)
10.7*	Research and Option Agreement between Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. and LipoVation, effective as of March 16, 2021
10.8*	First Amendment to the Research and Option Agreement between Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. and LipoVation, effective as of June 8, 2021
10.9*	Second Amendment to the Research and Option Agreement between Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. and LipoVation, effective as of August 1, 2021
10.10*	Form of Subscription Agreement executed by the Registrant and subscribers in the First Private Placement Offering
10.11*	Form of Subscription Agreement executed by the Registrant and subscribers in the Second Private Placement Offering
10.12**@	Form of Engagement letter with Directors.
10.13*@	Employment Agreement dated as of February 1, 2024 between Inna Martin and Revium Ltd.
10.14*@	Consulting Agreement dated as of Dec 15, 2020 between Inna Martin and Revium Ltd.
10.15*@	Amendment to Consulting Agreement June 29, 2023 between Inna Martin and Revium Ltd.
10.16*@	Amendment to Consulting Agreement Dated December 24, 2024 between Inna Martin and Revium Ltd.
10.17*@	Employment Agreement dated as of December 18, 2024 between David Akunis and Revium Ltd.
10.18*@	Consulting Agreement dated as of February 26, 2024 between Revium Rx Ltd. and Amir Avraham
10.19*@	Amendment to Consulting Agreement dated as of May 20, 2025.
21.1*	List of Subsidiaries
23.1*	Consent of Independent Registered Public Accounting Firm
23.3*	Consent of Aboudi Legal Group PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Previously Filed

**	Filed Herewith

@	Management Contract or Compensatory Plan Arrangement.

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